UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2021

Advent Technologies Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38742	83-0982969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street
Boston, Massachusetts 02116
(Address of Principal Executive Offices, and Zip Code)

(857) 264-7035
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADN	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50	ADNWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec. 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2021, at the 2021 Annual Meeting of Stockholders of Advent Technologies Holdings, Inc. (the “Company”), the stockholders of the Company voted on the following proposals:

Proposal One: The stockholders elected Anggelos Skutaris and Katrina Fritz as directors, each to serve on the board of directors of the Company until the 2024 annual meeting of the Company’s stockholders to be held in 2024 or until his or her successor is duly elected and qualified in accordance with our second amended and restated certificate of incorporation and amended and restated bylaws, or his or her earlier death, resignation or removal, based on the following votes:

Director Nominee	For	Withheld	Broker Non-Votes
Anggelos Skutaris	29,475,620	145,526	1,325,526
Katrina Fritz	29,477,589	143,557	1,325,692

Proposal Two: The stockholders ratified the appointment of Ernst & Young (Hellas) Certified Auditors Accountants S.A. as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021, based on the following votes:

For	Against	Abstain
30,910,146	25,388	11,304

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Advent Technologies Holdings, Inc.

Date: June 10, 2021	By:	/s/ Vassilios Gregoriou
Vassilios Gregoriou
Chairman and Chief Executive Officer